October 15, 1998



IMC Mortgage Company
5901 E. Fowler Avenue
Tampa, Florida 33617-2362

         Re:      Line of Credit

Gentlemen:

         BankBoston, N.A. (the "Bank") hereby established in favor of IMC Mortgage Company (the "Borrower") a revolving line of credit (the "Credit") in an amount up to $5,000,000.00. The Credit shall be on the following terms and conditions:

BORROWER:            IMC Mortgage Company.

GUARANTORS:          All direct and indirect Subsidiaries of the Borrower.

FACILITY:            Secured Revolving Credit of up to $5,000,000.

USE OF PROCEEDS: Together with advances under the Greenwich Facility (defined below), to finance the Borrower's working capital needs and other expenses set forth in the Base Case Model Cash Flow annexed hereto as Exhibit "A" (the "Cash Flow") during the Standstill Period (defined below). In no event shall advances under the Credit be utilized for the payment of any margin calls or other principal payments to the Other Existing Lenders (as defined in a certain Forbearance and Intercreditor Agreement among the Bank, the Borrower and Greenwich dated as of October 12, 1998 (as amended and in effect, the "Forbearance Agreement")) or to Greenwich (provided that the foregoing shall not prohibit payment of the commitment fee payable to Greenwich from the initial advance under the Greenwich Facility or as otherwise contemplated in the Cash
Flow). As used herein, "Greenwich Facility" shall mean the Loan Agreement dated October 12, 1998 between the Borrower and Greenwich Street Capital Partners II, L.P., Greenwich Fund, L.P., and GSCP Offshore Fund, L.P. (collectively, "Greenwich").

ADVANCES UNDER THE CREDIT: The Bank shall advance to the Borrower such amounts as the Borrower may request under the Credit proportionately with the amounts then to be advanced under the Greenwich Facility. Specifically, 18.5185% of any loans requested by the Borrower shall be advanced by the Bank under the Credit or the New 1996 Advances (defined below) and 81.4815% of any loans requested by the Borrower shall be advanced by Greenwich under the Greenwich Facility. The Borrower shall furnish the Bank with one business days' written notice of any advance requested under the Credit, which notice shall be accompanied by (i) a certificate from the Borrower that it has made a request for borrowing from Greenwich with respect to its share of the


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IMC Mortgage Company
October 15, 1998
Page 2

aggregate amounts requested to be advanced, and (ii) a certificate from the Borrower of the intended use of the proceeds of such advance. The Bank shall have no obligation to make any advance if (A) Greenwich fails to also advance its pro rata share of the loan so requested or (B) if any event described in
Section 1(b) or 1(c) of the Forbearance Agreement (or any event which, solely with the passage of time, the giving of notice or both, would constitute an event described in those sections) then exists or would arise from such borrowing, or (C) the Bank does not then hold Cash Collateral (defined below) in an amount at least equal to 110% of the outstanding principal balance of the Credit after giving effect to the requested advance, or (D) any default exists under this Agreement, or (E) immediately prior to making such advance, it has not received advice, which shall be in writing unless otherwise agreed by the Bank and Greenwich, that Greenwich is funding its advance under the Greenwich Facility (it being understood that the Bank shall furnish Greenwich similar advice as to the funding of the Bank's advance prior to Greenwich's funding of any advance under the Greenwich Facility).

MATURITY DATE: The date of termination of the Standstill Period (as defined in the Forbearance Agreement).

REPAYMENTS: The Credit and the New 1996 Advances (defined below) shall be repaid at the same times as any principal payments are made to Greenwich under the Greenwich Facility. Repayments under the Credit and the New 1996 Advances and the Greenwich Facility shall be allocated 18.5185% to the Bank and 81.4815% to Greenwich. The Borrower agrees to distribute any such repayments made by it in the manner set forth herein. The Borrower may repay amounts outstanding under the Credit by directing the Bank to apply a portion of the Cash Collateral to repayment thereof, so long as after giving effect to such repayment, the Cash Collateral is not then less than 110% of the principal amount of the advances outstanding. Subject to the terms of this Agreement, amounts repaid may be reborrowed.

INTEREST RATE: Ten percent (10%) per annum, payable weekly in arrears. Upon the occurrence of any event described in Section 1(b) or 1(c) of the Forbearance Agreement, interest shall accrue at the rate of fourteen percent (14%) per annum and be payable upon demand.

COLLATERAL: The Credit shall be secured by a first priority pledge of cash to be held on deposit at the Bank (the "Cash Collateral"). The Credit shall also be secured by a security interest in all other assets of the Borrower and the Guarantors, subject to the liens, if any, of the Other Existing Lenders and the liens in favor of the Bank under the 1996 Agreement and the 1997 Agreement (each as defined below). As provided in the Forbearance Agreement, the liens of Bank in all Collateral and Cash Collateral shall be prior to the liens, if any, of Greenwich therein.

DOCUMENTATION: The Borrower and the Guarantors shall execute such documents as shall be reasonably requested by the Bank in connection with the Credit.

EXPENSES AND
INDEMNIFICATION: The Borrower will pay the Bank's reasonable legal, consultant's, and other out-of-pocket expenses incurred in connection with the negotiation, preparation and execution of the documentation and the establishment of the Credit.


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IMC Mortgage Company
October 15, 1998
Page 3

GOVERNING LAW
AND JURISDICTION:  The Commonwealth of Massachusetts.


         In addition to the foregoing, the Bank agrees to make up to the sum of $2,500,000.00 available to the Borrower under the 1996 Agreement ("New 1996 Advances"), subject to the following terms and conditions:

LAST-IN ADVANCES: No New 1996 Advances shall be made under the 1996 Agreement unless and until all availability under the Credit has been exhausted.

REPAYMENT OF ADVANCES: New 1996 Advances shall be repaid at the same times and manner as set forth above under the Credit, provided that, all repayments shall first be applied to the Credit until paid in full prior to any application of such repayments to the New 1996 Advances.

INCORPORATION BY REFERENCE: All provisions of the Credit are hereby incorporated by reference and shall be applicable to the New 1996 Advances, with the following exceptions:

         a. The New 1996 Advances shall not be secured by the Cash Collateral. The New 1996 advances shall be secured by the same collateral, with the same priority, as secures the other obligations under the 1996 Agreement and the 1997 Agreement. As provided in the Forbearance Agreement, the liens of Bank in all Collateral and Cash Collateral shall be prior to the liens, if any, of Greenwich therein.

         b. Any amounts prepaid with respect to the New 1996 Advances may not be reborrowed.

         c. All provisions of the 1996 Agreement and other related Loan Documents remain in full force and effect.


PROVISIONS APPLICABLE TO ALL ADVANCES:

         a. This Agreement shall be binding upon, and enure to the benefit of, the Borrower and the Bank and their respective successors and assigns. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         b. No delay or omission by the Bank in exercising or enforcing any of its rights and remedies shall operate as, or constitute, a waiver thereof. No waiver by the Bank of any of its rights and remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.

         c. This Agreement, the Forbearance Agreement, and all other documents, instruments, and agreements executed in connection herewith incorporate all discussions and negotiations between the Borrower and the Bank, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise


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IMC Mortgage Company
October 15, 1998
Page 4
                  affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement or of any provision of any other agreement between the Borrower as the Bank shall be effective unless executed in writing by the party to be charged with such modification, amendment and waiver.

         d. All terms and conditions of the 1996 Agreement, the 1997 Agreement and the other related loan documents remain in full force and effect. The Bank is not hereby waiving any events of default thereunder and the Bank reserves the right upon expiration of the Standstill Period to undertake such action as a result of such events of default as the Bank may determine.

         e. The Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Bank, in entering into this Agreement, is relying thereon. THE BORROWER, TO THE EXTENT OTHERWISE ENTITLED THERETO, HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT OF THE BORROWER TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE BANK IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE BANK OR IN WHICH THE BANK IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE BORROWER AND THE BANK

         f. This Agreement is intended to take effect as a sealed instrument.

         If the foregoing correctly sets forth your understanding, please indicate your consent below.

                                                         Very truly yours,
                                                         BANKBOSTON, N.A.

                                                         By: /s/
                                                             ------------------


AGREED:
IMC MORTGAGE COMPANY

By: /s/
    ----------------------